UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2006 (October 6, 2006)

ETHANEX ENERGY, INC.
(f/k/a New Inverness Explorations, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-129810	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14500 Parallel Road, Suite A
Basehor, KS	66007
(Address of principal executive offices)	(Zip Code)

(913) 724-4106
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 1.01 Entry into a Material Definitive Agreement

On October 6, 2006, Ethanex Energy, Inc. (the "Registrant"), entered into a professional services agreement (the "Agreement") with Chevron Energy Solutions Company (“CES”), a division of Chevron U.S.A., a Pennsylvania corporation, for the development and construction of high-efficiency ethanol plants.

Under the Agreement, CES will perform preliminary engineering, geotechnical studies, site, and civil design work sufficient to prepare a proposal. Pursuant to such proposal, CES will develop and engineer, procure equipment, construct, startup, test, commission, and deliver a fully operationally ethanol facility to Registrant, which will be owned or controlled by Registrant. The Registrant intends that CES will perform such services for at least three of its facilities. The Registrant expects that the facilities, to be located in Missouri, Illinois, and Kansas, will utilize advanced technology and will produce 132 million gallons of fuel grade ethanol per year.

The Agreement contemplates that for each proposal, the Registrant and CES will enter into a turn-key, firm, fixed priced engineering, procurement and construction agreement under which CES will act as the general contractor and will perform engineering, equipment procurement, and construction work.

The Agreement provides CES with the exclusive right to prepare a proposal for at least three of the Registrant's ethanol facilities. The Agreement further provides that Registrant pay CES for services provided in accordance with CES's standard hourly rates and for compensating CES for costs plus a mark up. The term of the Agreement is the later of twenty-four months or if work is not completed at such time, on the date all remaining work is completed. The Agreement may be terminated by mutual agreement by the parties or upon written notice of a party’s default of a material provision of the Agreement that is not cured within 30 days (or within a reasonable time if default cannot be cured within such time).

The foregoing description of the professional services agreement is qualified in its entirety be reference to the copy of the agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. In addition, a copy of the press release announcing the proposal is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit No.	Description

10.1	Professional Services Agreement dated October 6, 2006 between Ethanex Energy, Inc. and Chevron Energy Solutions Company
99.1	Press Release dated October 11, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHANEX ENERGY, INC.

Dated: October 12, 2006	By:	/s/ Albert W. Knapp
Name: Albert W. Knapp Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Professional Services Agreement dated October 6, 2006 between Ethanex Energy, Inc. and Chevron Energy Solutions Company
99.1	Press Release dated October 11, 2006